LOAN AGREEMENT

THIS LOAN AGREEMENT is made and entered into as of August 6, 2024 (the “Effective Date”) by LM Funding America, Inc. (the “Borrower”), LM Funding, LLC and US Digital Mining and Hosting Co., LLC (jointly and severally, the “Guarantors”) and SE & SJ Liebel Limited Partnership, its successors and/or its assigns (“Lender”). For value received, and in consideration of the mutual covenants hereunder, the parties agree to the following recitals, terms and conditions:

1. Recitals

1.1 Lender has agreed to make a senior secured term loan to the Borrower in the amount of $5,000,000.00 (the “Loan”), that is evidenced by that certain Promissory Note of even date (the “Note”). The proceeds of the Loan will be used for expenses related to hosting and the acquisition of hosting infrastructure, including the purchase of approximately 11,100 Bitmain S21 Antminers from Bitmain LTD (the “Bitcoin Antminers”). The Note is secured, inter alia, by a Pledge Agreement pursuant to which the Borrower has pledged the Bitcoins, a Security Agreement pursuant to which the Borrower has granted a first perfected security interest in the Borrower assets including but not limited to the Bitcoin Antminers, Commercial Guarantees and Security Agreements executed by the Guarantors pursuant to which each of the Guarantors guaranteed the Loan and granted a first priority perfected security intertest in the assets of such Guarantor, and certain UCC-1s.

2. Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

2.1
“Accountant” shall mean any independent certified public accountant of recognized standing selected by Borrower and reasonably acceptable to Lender.
2.2
“Agreement” shall mean this Loan Agreement and any and all amendments, extensions, renewals, replacements, substitutions, modifications and consolidations thereof.
2.3
“Bitcoin” shall mean Bitcoin transferred as specified in Section 3 of this Agreement and any related Bitcoin resulting from a “soft” or “hard” fork in the Bitcoin blockchain, a revision or upgrade to the Bitcoin software code, reclassification, or other like change of the Bitcoin Pledged Collateral.
2.4
“Borrower” shall have the meaning assigned such term in the Preamble to this Agreement.
2.5
“Business Day” shall mean any day which is not a Saturday, Sunday or legal holiday in the State of Florida, on which banks are open for business in Tampa, Florida.
2.6
“Certificate” of a Person that is not an individual shall mean a certificate signed by the president, chief executive officer, chief financial officer, manager, managing member or general partner of that Person, as applicable.

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2.7 “Collateral” shall mean that tangible and/or intangible property which secures repayment of the Loan Obligations as described in the Security Documents including but not limited to (i) the Bitcoin Pledged Collateral (hereinafter defined) and (ii) the Bitcoin Antminers and that certain other tangible and intangible property, fixtures, and equipment, and other property described in the certain Security Agreements of even date herewith.

2.8 “Currency Exchange Price” the parties agree to calculate the Bitcoins exchange price based on the Bloomberg Bitcoin United States Dollar Spot XBT Currency page.

2.9 “Default Floor” The FMV of the Bitcoin Pledged Collateral (hereinafter defined) is $5,000,000 or the immediately available cash in United States Dollars (USD) (“Cash”) in the Borrower’s financial institution accounts (“Cash Accounts”) is $300,000.00.

2.10 Intentionally Omitted.

2.11 “Event of Default” shall mean any of the events specified in Section 7.1 and/or Section 3 of this Agreement, provided that, in connection with such event, any requirement for the giving of notice, or the lapse of time or the happening of any further condition, event, or act has been satisfied. Notwithstanding the foregoing for any event of default that cannot be cured, the breach or other event of default shall immediately be deemed an Event of Default and in connection with such event, there shall be no requirement for the giving of notice and/or satisfaction of and/or any other condition, event, or act.

2.12 “Fair Market Price” (“FMP”) shall mean with respect to the Bitcoin asset(s) provided as Bitcoin Pledged Collateral the last sale price on the closing of any business day quoted using the Bloomberg Generic Price (“BGN”) as posted by Bloomberg on the Bitcoin United States Dollar Spot XBT Currency page at 6pm EST.

2.13 “Fair Market Value” (“FMV”) shall mean the amount, expressed in dollars, equating to the FMP for each unit of the Bitcoin Pledged Collateral multiplied by the number of Bitcoin comprising the Bitcoin Pledged Collateral.

2.14 “Financial Statements” shall mean a balance sheet, income statement and statement of retained earnings and cash flows prepared in accordance with GAAP, as of the end of and for the applicable period.

2.15 “GAAP” shall mean generally accepted accounting principles, consistently applied.

2.16 “Guarantors” shall mean LM Funding, LLC and US Digital Mining and Hosting Co., LLC.

2.17 “Indebtedness” shall mean the Loan Obligations and all other indebtedness and obligations (whether represented by notes, debentures, or debt securities) for the payment of borrowed money or extensions of credit which are due from Borrower to Lender or any other Person, including, without limitation, amounts of principal, interest, advances, costs of collection, attorney’s fees and other expenses, whether such amounts are now due or hereafter incurred, directly or indirectly, and whether such amounts are from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred.

2.18 “Lender” shall have the meaning assigned such term in the Preamble to this Agreement.

2.19 “Loan” shall mean the senior secured Loan referred to in Section 1.1 of this Agreement, together with any and all amendments, extensions, renewals, replacements, substitutions, modifications and consolidations thereof.

2.20 “Loan Documents” shall mean this Agreement, the Note, the Security Documents (including but not limited to the Pledge Agreement), and any and all other documents or instruments executed in connection with the Loan.

2.21 “Loan Obligations” shall mean all obligations which are due from Borrower to Lender under the Note and the other Loan Documents, including, without limitation, principal, interest, advances, out of pocket costs of collection (including reasonable attorney’s fees and other expenses), whether such amounts are now due or hereafter incurred, directly or indirectly, and whether such amounts are from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred.

2.22 “Loan Parties” shall jointly and severally mean the Borrower and the Guarantors.

2.23 “Note” shall mean the Note referred to in Section 1.1 of this Agreement, together with any and all amendments, extensions, renewals, replacements, substitutions, modifications and consolidations thereof.

2.24 “Obligations” shall mean all obligations of Borrower, whether direct, indirect or contingent, to pay money, however arising, including, without limitation, general accounts payable, payments under leases, installment purchase contracts, and any indebtedness or liability for borrowed money (including any liability on account of deposits or advances), and any other indebtedness evidenced by notes, debentures, bonds or similar obligations.

2.25 “Permitted Liens” shall mean (i) security interests and other liens in favor of Lender securing the repayment of the Loan Obligations. (ii) liens or other similar encumbrances for taxes not delinquent or for taxes being diligently contested in good faith by Borrower by appropriate proceedings, (iii) mechanic’s, workman’s, materialman’s, landlord’s, carrier’s and other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being diligently contested in good faith by Borrower by appropriate proceedings, and (iv) liens specifically consented to by Lender in writing.

2.26 “Permitted Obligations” shall mean (i) the Loan Obligations, (ii) Obligations incurred in the ordinary course of business, and (iii) other Obligations that shall not exceed the total sum of $200,000.00.

2.27 “Person” shall mean an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, or any government or any department or agency or authority thereof.

2.28 “Pledge Agreement” shall mean the Pledge Agreement dated the date hereof between Borrower and Lender, by which the Bitcoin Pledged Collateral is pledged to the Lender.

2.29 “Pledged Collateral” shall mean the Bitcoins and any related units resulting from a “soft” or “hard” fork in the Bitcoin blockchain, a revision or upgrade to the Bitcoin software code, reclassification, or other like change.

2.30 “Security Documents” shall mean the Pledge Agreement, those certain Commercial Guarantees of even date herewith executed by the Guarantors, the Security Agreements of event date herewith executed by the Borrower and the Guarantors, the Bitcoin Pledged Collateral Account Agreement, the Bitcoin Pledged Collateral Custodian Agreement, and any and all other document or instruments currently in force or executed in the future that create a lien or security interest that secures any part of the Loan Obligations, and any and all amendments, extensions, renewals, replacements, substitutions, modifications and consolidations thereof.

2.31 “Valuation Event” shall mean any time the FMV of the Bitcoin Pledged Collateral in the Bitcoin Pledged Collateral Account or the Cash in the Cash Accounts has fallen below the Default Floor. On each Friday of every week of the year that any part of the Loan Obligations remains unpaid, the Borrower shall email to the Lender by electronic transmission email a report (together with copies of the Cash Account statements) confirming the Cash in the Cash Accounts as of 3:00 p.m. Tampa, Florida time (or such other time as may be agreed upon by the Lender and the Borrower) on each such Friday. Lender reserves the right to verify the Cash Account balance through screen shots, bank statements, and view access only to the Cash Accounts. There shall be a Valuation Event if at any time the Bitcoin Pledged Collateral in the Bitcoin Pledged Collateral Account or the Cash in the Cash Accounts has fallen below the Default Floor.

2.32 “Verification Day” shall mean the Business Day after the Bitcoin Pledged Collateral is received in the Bitcoin Pledged Collateral Account prior to Closing.

3. Loan and Bitcoin Pledged Collateral.

3.1 Loan. Subject to all of the terms and conditions of this Agreement, the Lender agrees to make a loan to the Borrower in an amount equal to $5,000,000.00 (the “Loan Principal Amount”). The Loan Principal Amount minus (less) the Origination Fee and any and all other Lender fees, costs and/or expenses required to be paid by Borrower pursuant to the Loan Documents and not satisfied in cash by the Borrower (the “Balance Payment”) shall be disbursed on the Closing Date. The Closing Date shall be no later than one (1) Business Day after the Verification Day. Lender and the Borrower shall agree upon the Closing Statement prior to the Closing Date. The Balance Payment shall be disbursed to the vendor of the Bitcoin Antminers or the Borrower’s account (as agreed by the Lender and the Borrower prior to the Closing Date) using written wire instruction provided and confirmed by the Borrower. The Borrower shall pay any and all fees, costs, and expenses incurred by the Lender in connection with the Loan and/or the Loan Documents, including but not limited to the Lender's attorney's fees.

3.2 Bitcoin Pledged Collateral Account. One (1) Business Day prior to the Verification Day, the Borrower shall deliver Bitcoins representing the Pledged Collateral with an aggregate FMV of no less than $5,000,000.00 (as of the Verification Day) (the “Bitcoin Pledged Collateral”) to Gemini Trust Company, LLC NY Entity No: 5002896,315 Park Avenue South, 18th Floor New York, NY 10010-3653 (“Gemini”) under a three party account agreement between Gemini, Lender, and Borrower (“Bitcoin Pledged Collateral Account Agreement”), wherein solely Lender controls account withdrawals (the “Bitcoin Pledged Collateral Account”). Borrower shall initially designate Todd Liebel as its representative for the Bitcoin Pledged Collateral Account Agreement and his successor’s designation shall require the consent of Lender. As soon as practicable, Borrower and Lender may elect to enter into an account custody and control agreement with a third party custodian (the “Bitcoin Pledged Collateral Custodian”) (e.g., Galaxy Asset Management, Fidelity Digital Assets, Coinbase) satisfactory to Lender (the “Bitcoin Pledged Collateral Custodian Account”), which Bitcoin Pledged Collateral Custodian Account shall be subject to a custody and control agreement and other account agreements by and among Borrower, Lender and the Bitcoin Pledged Collateral Custodian in form satisfactory to Lender in all respects (the “Bitcoin Pledged Collateral Custodian Agreement”). The election to enter into a Bitcoin Pledged Collateral Custodian Account, and the terms and conditions of the custody and control and other account agreements, shall be subject to the Lender’s approval in its sole discretion. If the Lender, the Borrower and the Bitcoin Pledged Collateral Custodian enter into the custody and control and other account agreements after such approval by the Lender in its sole discretion, the Bitcoin Pledged Collateral shall be held in the Bitcoin Pledged Collateral Custodian Account, the Bitcoin Pledged Collateral Custodian Account shall be deemed to be the “Bitcoin Pledged Collateral Account” under the terms and conditions of this Agreement and the other Loan Documents, and the Lender and the Borrower shall amend the Loan Documents including but not limited to this Agreement as may be required to reflect the Bitcoin Pledged Collateral Custodian Account as the Bitcoin Pledged Collateral Account.

3.3. Bitcoin Pledged Collateral. The Lender’s obligation to make the Loan is subject to (i) the Borrower’s delivery of the Bitcoin Pledged Collateral to the Bitcoin Pledged Collateral Account with an aggregate FMV of no less than the Default Floor of $5,000,000.00 as set forth in Section 3.2 and (ii) the Borrower’s delivery of Cash Account information as set forth in Section 2.31 that confirms that the Cash in the Cash Accounts is no less than the Default Floor of $300,000.

3.4 Bitcoin Pledged Collateral Event of Default; Bitcoin Pledged Collateral Partial Release.

(a) If a Valuation Event occurs because the FMV of the Bitcoin Pledged Collateral falls below the Default Floor (the “Bitcoin Pledged Collateral Valuation Event”), the Lender shall provide written email notice of such Bitcoin Pledged Collateral Valuation Event to the Borrower, and, upon receipt of such written email notice to Borrower ("Bruce@lmfunding.com" "RRussell@lmfunding.com"), Borrower shall have two (2) Business Days commencing on the date the written notice is received to top up the Bitcoin Pledged Collateral in the Bitcoin Pledged Collateral Account to cure the deficiency in value. Within such cure period, the Borrower must cure this default by the delivery to the Lender of the additional Bitcoin to the Bitcoin Pledged Collateral Account in an amount equal to the deficiency. Any additional Bitcoin tendered to cure the Valuation Event shall become part of the Bitcoin Pledged Collateral. If the Borrower fails to cure the Bitcoin Pledged Collateral Valuation Event, there shall be an Event of Default under this Agreement and the other Loan Documents. If a Valuation Event occurs because the Cash in the Cash Accounts falls below the Default Floor (the “Cash Valuation Event”), there shall be an immediate Event of Default without any requirement of Lender notice and/or Borrower right to cure the Cash Account Valuation Event. Without limiting the Lender’s rights and remedies under this Agreement for an Event of Default, if there is a Bitcoin Pledged Collateral Valuation Event (and the Borrower fails to cure as provided in this Section 3.4(a) or there is a Cash Valuation Event, the Lender may elect to sell or transfer the Bitcoin Pledged Collateral and apply the proceeds to the Loan Principal Amount and/or any unpaid interest and/or other fees, costs and/or expenses relating to the Loan for which Borrower is obligated and take other actions the Lender determines are necessary for repayment of the Loan.

(b) If the FMV of the aggregate Bitcoin Pledged Collateral during any calendar quarter shall have an average FMV in excess of $5,000,000.00, Borrower shall be entitled to withdraw during the first ten (10) Business Days of the calendar quarter immediately following such calendar quarter an amount of Bitcoins from the Bitcoin Pledged Collateral Account equal to the difference between (i) the average FMV of the Bitcoin Pledged Collateral for such immediately ended calendar quarter and (ii) $5,000,000.00. If Borrower elects to make a withdrawal of Bitcoin Pledged Collateral pursuant to this Section 3.4, the Lender shall reasonably cooperate and provide all documentation and instructions required by the Bitcoin Pledged Collateral Custodian to facilitate such withdrawal. Notwithstanding anything to the contrary in this Agreement, the FMV of the Bitcoin Pledged Collateral in the Bitcoin Pledged Collateral Account and the Cash in the Cash Account must be greater than the Default Floor at all times.

3.5 Risk Factors. Borrower has carefully reviewed, acknowledged, understands and assumes the following risks, as well as all other risks associated with the Bitcoin Pledged Collateral (including those not discussed herein), all of which could render Bitcoin worthless or of little value: (i) There is no guarantee or representation of liquidity and/or transferability of the Bitcoin Pledged Collateral in the future; (ii) The Bitcoin Pledged Collateral may be subject to expropriation and/or theft, intentional or unintentional bugs or weaknesses that may negatively affect the Bitcoin Pledged Collateral or result in loss or ability to access the Bitcoin Pledged Collateral Account; (iii) Loss of Bitcoin Pledged Collateral Account information will result in loss of Bitcoin Pledged Collateral; (iv) The regulatory status of cryptographic tokens, digital assets and blockchain technology is unclear or unsettled in many jurisdictions. It is difficult to predict how or whether governmental authorities will regulate such technologies. It is likewise difficult to predict how or whether any governmental authority may make changes to existing laws, regulations and/or rules that will affect cryptographic tokens, digital assets, blockchain technology and its applications. Such changes could negatively impact the Bitcoin Pledged Collateral in various ways; and the Borrower acknowledges that the Lender has all rights, title, ownership and interest associated with the Bitcoin Pledged Collateral Account and the Bitcoin Pledged Collateral during the term of this Agreement. Lender shall use commercially reasonable best efforts to protect the Bitcoin Pledged Collateral against loss of the Bitcoin Pledged Collateral Account Number. Lender shall indemnify and hold Borrower harmless for any losses incurred as a result of Lender’s gross negligence, willful misconduct or fraud with respect to the Bitcoin Pledged Collateral.

4. Representations and Warranties. The Loan Parties jointly and severally represent and warrant, and so long as this Agreement is in effect or any part of the Loan Obligations remains unpaid, shall continue to warrant at all times, that:

4.1 Existence and Authority. (a) If Borrower is not a natural person (e.g., corporation, partnership, limited liability company), it is duly organized, validly existing and in good standing under the laws of Delaware and authorized to transaction business in Florida and will do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as a the type business entity it was as of the date of this Agreement, under the laws of the State of Delaware and the State of Florida; (b) Borrower has the full power and authority to execute and deliver this Agreement and the other Loan Documents, and to perform its obligations thereunder; (c) the execution and delivery of this Agreement and the other Loan Documents will not (i) violate any applicable law of any governmental authority or any judgment or order of any court, other governmental authority or arbitrator; (ii) violate any agreement to which Borrower is a party; or (iii) result in a lien or encumbrance on any of Borrower’s assets (other than the liens of the Security Documents); (d) Borrower’s articles of incorporation, by-laws, partnership agreement, articles of organization, operating agreement or other organizational or governing documents (“Governing Documents”) do not prohibit any term or condition of this Agreement or the other Loan Documents; (e) each authorization, approval or consent from, each registration and filing with, each declaration and notice to, and each other act by or relating to, any party required as a condition of Borrower’s execution, delivery or performance of this Agreement or any other Loan Document has been duly obtained and is in full force and effect and no other action is required under its Governing Documents or otherwise; and (f) Borrower has the power and authority to transact the business in which it is engaged and is duly licensed or qualified and in good standing in each jurisdiction in which the conduct of its business or ownership of property requires such licensing or such qualifications except where the failure to so qualify or be licensed would not result in a material adverse effect on Borrower.

4.2 No Default. Borrower is not in default and has not breached in any material respect any material agreement or instrument to which it is a party or by which Borrower may be bound.

4.3 Intentionally Omitted.

4.4 Intentionally Omitted.

4.5 Legal or Administrative Proceedings. There are no civil or criminal actions, suits or proceedings by any public or governmental body, agency or authority or litigation by any Person, or by any public or governmental body, agency, or authority pending or threatened against the Loan Parties or against the Collateral involving the possibility of any judgment or liability not fully covered by insurance or by adequate reserves set upon its books, or which may result in any material adverse change in its business or in its condition, financial or otherwise, and to the best of the knowledge and belief of the Loan Parties, Borrower has complied in all material respects with all applicable laws and requirements of governmental authorities, including, without limitation, those relating to environmental protection and pollution control. Borrower shall promptly notify Lender of any enforcement proceeding brought by any environmental agency against it.

4.6 Assets. Borrower has good, marketable title to all of its assets, including, without limitation, the Collateral (including but not limited to the Bitcoin Pledged Collateral), and such assets are free and clear of all liens, charges and encumbrances and/or agreements to permit liens, charges or encumbrances, except the Permitted Liens.

4.7 Losses. Neither the Collateral nor the Borrower business has been adversely affected in any substantial way as the result of any accident, strike, lockout, combination of workmen, embargo, riot, war or act of God or public enemy. Although Borrower has made no specific inquiry, it is not aware of any material adverse fact concerning the conditions of Borrower which has not been fully disclosed to Lender.

4.8 Contractual Restrictions. Borrower is not a party to any contract or subject to any agreement or restriction which would materially and adversely affect the Collateral and/or Borrower’s property or business, or Borrower’s ability to perform Borrower’s obligations under this Agreement or any other Loan Document.

4.9 Tax Returns. Borrower has filed all federal, state and local tax returns which are required to be filed, and has paid all taxes as shown on the returns and all assessments received with respect to taxes that have become due.

4.10 No Liens or Restrictions. As of the date of this Agreement, the Bitcoins constituting the Bitcoin Pledged Collateral are owned by the Borrower free and clear of any Liens and said Bitcoins are free of any restriction, are freely tradable and transferable Bitcoins.

4.11 Consents. This Agreement and all the other Loan Documents executed by and to be executed by the Borrower constitute valid and binding obligations of the Borrower enforceable in accordance with its respective terms to be construed and interpreted as a whole, the same being part of an integrated transaction. To the Borrower’s knowledge, no consent of any other party and no consent, license, approval, or authorization of any governmental authority is required in connection with the borrowing by the Borrower hereunder, the execution, delivery, and performance of this Agreement, and any of the other Loan Documents executed or to be executed in connection herewith.

4.12 No Conflicts. The borrowing by the Borrower hereunder and the execution and delivery by the Borrower of this Agreement and any other Loan Documents executed and to be executed by the Borrower, do not materially conflict with or result in the breach of any agreement, mortgage or similar instrument under which Borrower is bound, or, to the Borrower’s knowledge, any law, rule, or regulation of any governmental agency applicable to it.

4.13 No Default. The Borrower is not in default under any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Borrower is a party or by which the Borrower or the Bitcoin Pledged Collateral and/or Bitcoin Pledged Collateral Account (if applicable) are bound or affected or which would have an effect on the ability of the Borrower to consummate the transactions contemplated by this Agreement.

4.14 No Additional Liens. The Borrower covenants that so long as the Loan or any Obligations to the Lender remain outstanding and unpaid, the Borrower shall not create, assume or suffer to exist any Lien of any kind (other than Permitted Liens) upon any of the Collateral including but not limited to the Bitcoin Pledged Collateral.

4.15 Anti-Money Laundering Program. Borrower represents and warrants that (i) it did, now does, and will continue to comply with anti-money laundering laws and regulations and (ii) it has established and maintains an anti-money laundering program. At the request of Lender, Borrower shall provide such written further assurances as Lender may reasonably request that Borrower maintains an anti-money laundering program. Borrower further represents and warrants that where Borrower pledges the Bitcoin hereunder none of the Bitcoin being pledged to Lender violated, or were otherwise suspected of violating, Borrower’s anti-money laundering program.

4.16 OFAC. Borrower hereby agrees and acknowledges that it is obligated to and hereby represents and warrants that it did, now does, and will continue to comply with rules and regulations enforced by the U.S. Treasury

Department’s Office of Foreign Assets Control (“OFAC”). Borrower represents and warrants that neither it nor any person who controls Borrower bears a name that appears on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC from time to time. Borrower hereby represents and warrants that none of the Bitcoin pledged to Lender hereunder came from a third party that violated, or otherwise would violate, the provisions of any rules, regulations, or laws administered by OFAC, or be subject to other restriction based on such relevant government lists as may be published from time to time.

4.17 Source and Use of Bitcoin Pledged Collateral. Borrower represents and warrants that (i) to its knowledge, none of the Bitcoin it pledges to Lender hereunder were sourced from a third party that is/was engaged in unlawful activities under state, federal or non-U.S. statutes (e.g., the Federal Controlled Substances Act) and (ii) any Bitcoin it pledges to Lender hereunder has been lawfully obtained by Borrower and has not been, is not, and will not be, used in any illegal activities. In addition, Borrower represents and warrants that neither it nor any person who controls Borrower resides in or whose subscription funds are transferred from or through an account in a Non-Cooperative Jurisdiction. For purposes of this Agreement, a “Non-Cooperative Jurisdiction” shall mean any country or territory that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur.

4.18 Foreign Shell Bank. Borrower represents and warrants that neither it nor any person who controls Borrower is a Foreign Bank without a Physical Presence in any country, but does not include a regulated affiliate. For purposes of this Agreement, a “Foreign Bank” shall mean an organization that (i) is organized under the laws of a foreign country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank. In addition, “Physical Presence” shall mean a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank (i) employs one or more individuals on a full-time basis, (ii) maintains operating records related to its banking activities, and (iii) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.

4.19 No Material Information. Except as previously disclosed to Lender, there is no material fact known to the Borrower regarding any Bitcoin Pledged Collateral or other Collateral pledged to Lender hereunder which materially and adversely affects or is reasonably likely to materially and adversely affect such Bitcoin Pledged Collateral or other Collateral.

5. Affirmative Covenants. The Loan Parties jointly and severally covenant and agree that from the date hereof and until the Loan Obligations are paid in full:

5.1
Documents.

(a)
The Loan Parties shall deliver to Lender the following:
(1)
Annually, within one hundred twenty (120) days after the end of each fiscal year, Financial Statements for each of the Loan Parties for the fiscal year ended, prepared by an Accountant and certified by the Accountant to be true, correct and complete; and
(2)
Annually, within thirty (30) days after the end of each fiscal year, signed copies of Federal and other governmental tax returns for the most recently ended tax year for the Loan Party, prepared by an Accountant.
(b)
Promptly upon Borrower gaining knowledge of the occurrence of any Event of Default, Borrower shall deliver to Lender a written notice thereof, specifying the nature thereof.

(c)
The Loan Parties shall deliver to Lender such financial, Bitcoin Pledged Collateral or other information as Lender may from time to time reasonably request.

5.2 Books of Account. Borrower shall maintain books of account in accordance with generally accepted accounting principles, which shall disclose the information necessary for determining compliance with Borrower’s covenants in this Agreement.

5.3 Right of Inspection. Whenever Lender, in its sole discretion, deems it necessary, and upon one (1) Business Day’s prior notice, Borrower shall permit Lender, or any agent designated by Lender, to visit and inspect any property of Borrower and to inspect and make excerpts of its accounting records, all at such reasonable times during normal business hours and as often as Lender may request. In conducting any such inspection, Lender shall not interfere with Borrower’s operations.

5.4 Insurance. Borrower shall maintain adequate insurance with responsible insurers with coverage normally obtained by businesses similar to Borrower but covering at least damage to physical property from fire and other hazards for the full insurable value of such property, liability on account of injury to persons, and theft, forgery or embezzlement or other illegal acts of officers or employees. Prior to the Effective Date, Borrower shall provide Lender, a Certificate specifying the types and amounts of insurance in force and the insurers of each risk covered by such insurance which, among other things, names the Lender as an additional insured and loss payee, as applicable.

5.5 Payment of Taxes, Liens, etc. Borrower shall pay all the taxes, assessments, levies, liabilities, obligations and encumbrances of every nature now imposed, levied or assessed, or that hereafter may be imposed, levied or assessed upon Borrower unless such taxes , assessments, levies, liabilities, obligations and encumbrances are being diligently contested in good faith by Borrower by appropriate proceedings. All such payments shall be made when due and shall be payable according to applicable law before they become delinquent and before any interest attaches or any penalty is incurred. Insofar as any indebtedness is of record, the same shall be promptly satisfied and evidence of such satisfaction shall be promptly given to Lender.

5.6 Compliance with Laws. Borrower shall comply in all material respects with all requirements applicable to it under the laws or regulations of the United States, of any state or states and of any other governmental authority, including all laws and regulations relating to pollution control, environmental protection and public health.

5.7 Use of Proceeds. The funds borrowed under the Note will be used by Borrower only for costs relating to hosting and hosting infrastructure, including the purchase of the Bitcoin Antminers, and for other valid business or commercial purposes and not for personal, family or household purposes.

5.8 Further Assurances. If, at any time, counsel for Lender is of the reasonable opinion that Lender’s liens and security interests under the Security Documents are not first priority liens or security interests on the Collateral, subject only to Permitted Liens, then the Loan Parties shall, immediately after written notice of such opinion from Lender, do all things necessary as requested by Lender to assure, to the reasonable satisfaction of counsel for Lender, that the Loan Obligations are secured or will be secured as contemplated by this Agreement.

5.9 Maintenance of Property. Borrower shall maintain the Collateral in the condition required by the Security Documents.

 5.10 Litigation Notice. Borrower shall deliver to Lender prompt written notice of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined, would adversely affect the business, properties or condition, financial or otherwise, of any Loan Party.

This shall include notification as to any and all enforcement proceedings brought by any environmental agency,

the Florida Department of Revenue, or any other county, state or federal agency.

5.11 Loan Origination Fee. Prior to the funding of the Loan by the Lender on the Closing Date, the Borrower shall pay to the Lender an agreed upon loan origination fee of 1.5% of the Loan Principal Amount. The Lender is authorized to deduct the loan Origination Fee from the Loan Principal Amount.

6. Negative Covenants. The Loan Parties jointly and severally covenant and agree that from the date hereof until the Loan Obligations are paid in full, without the prior written consent of the Lender, which consent shall not be unreasonably withheld:

6.1 Liens. Borrower shall not create, incur, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever, except Permitted Liens, on any of its Collateral now or hereafter owned (including without limitation, the Bitcoin Pledged Collateral, or enter into or suffer to exist any conditional sales contracts or other title retention agreements.

6.2 Merger; Consolidation; Sale of Substantial Assets. Borrower shall not merge into, consolidate with, or sell, lease, transfer or otherwise dispose of all or a substantial part of its properties, shares or assets to, or acquire all or a substantial part of the properties, (excluding inventory purchased in the normal course of business) shares or assets of, any other Person.

6.3 No Other Obligations or Guarantees. The Loan Parties shall not become obligated in any way for any Obligations, except for (i) that certain obligation in the amount of $1,500,000.00 to the Brown Family Enterprises LLC evidenced by that certain Secured Promissory Note dated May 13, 2024 (the “Brown Family Loan”) and (ii) Permitted Obligations, nor will it in any way become responsible for the obligations of any other Person, directly or indirectly, whether by agreement to purchase the obligations of any other Person, by guaranty, endorsement, surety agreement or otherwise, except endorsement of negotiable instruments for collection in the ordinary course of business. The Borrower shall cause the Brown Family to execute the Lender’s form of Intercreditor Agreement prior to the Closing Date.

6.4 Intentionally Omitted.

6.5 Nature of Business. Borrower shall not engage in any business if, as a result, the general nature of its business would be materially changed from the general nature of the businesses engaged in by it on the date of this Agreement.

6.6 Sale, Pledge, etc., of Property. Borrower shall not sell, transfer, pledge or otherwise dispose of any of its interest in the Collateral except in the ordinary course of its business.

6.7 Sale and Leaseback. Borrower shall not enter into any arrangement, direct or indirect, with any Person whereby it shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being transferred.

6.8 Ownership. There shall be no change in the ownership of Borrower.

7. Defaults and Remedies.

7.1 Event of Default. Any one of the following shall constitute an Event of Default under this Agreement:

(a)
Failure by Borrower to repay all amounts due under the Note at maturity.
(b)
Failure by Borrower to pay any installment of principal or interest due under the Note within three (3) Business Days of the due date therefor, time being of the essence.
(c)
Failure by Borrower to pay any other sums to be paid by Borrower under any other Loan Document or instrument evidencing or securing the Loan Obligations within five (5) Business Days after written notice thereof.
(d)
Failure by any Loan Party to duly keep, perform and observe any other covenant, condition or agreement in the Loan Documents, or any other instrument evidencing or securing the Loan Obligations for a period of 15 days after written notice thereof.

(e)
If any Loan Party: (i) files a voluntary petition in bankruptcy; or (ii) is adjudicated a bankrupt or insolvent; or (iii) files any petition or answer seeking or acquiescing in any reorganization, management, composition, readjustment, liquidation, dissolution or similar relief for itself under any law relating to bankruptcy, insolvency or other relief for debtors; or (iv) seeks or consents to or acquiesces in the appointment of any trustee, receiver, master or liquidator of itself or of all or any substantial part of the Collateral; or (v) makes any general assignment for the benefit of creditors; or (vi) makes any admission in writing of its inability to pay its debts generally as they become due.
(f)
A court of competent jurisdiction enters an order, judgment or decree approving a petition filed against any Loan Party seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state, or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of sixty (60) days whether or not consecutive from the date of entry thereof.
(g)
Any trustee, receiver or liquidator of any Loan Party, or of all or any substantial part of the property of any Loan Party, is appointed without the prior written consent of Lender.
(h)
Any breach of any warranty or material untruth of any representation of any Loan Party contained in the Loan Documents or any other instrument evidencing or securing the Loan Obligations.
(i)
The occurrence of any default under the terms of any Loan Document including but not limited to any Security Document that is not cured within the applicable cure period provided therein.
(j)
The occurrence of any default under the terms of any other security instrument which creates a lien or other interest on or in the Collateral which is not cured within the applicable cure period provided in such other security instrument.
(k)
If Borrower defaults in any payment of principal or interest on any material Obligation other than the Loan Obligations, beyond any period of grace provided with respect thereto or in the performance of any other agreement, term, or condition contained in any agreement under which any such Obligation is created, and either such default continues beyond maturity of such Obligation (whether by acceleration or otherwise) or the effect of such default is to cause, or permit the holder or holders of such Obligation (or trustee on behalf of such holder or holders) to cause such Obligation or any part thereof to become due prior to its stated maturity.
(l)
If any judicial or administrative order is issued by a body of competent jurisdiction ordering the discontinuance of any material portion of Borrower's operations and such order remains in effect for forty five (45) days.
(m)
Intentionally omitted.
(n)
Intentionally omitted.
(o)
With respect to any Loan Party that is not a natural person, any act or omission leading to, or resulting in the termination, invalidation (total or partial), revocation, suspension, interruption, or unenforceability of such Loan Party’s legal existence, rights, licenses, franchises, and permits, or the transfer or disposition (whether by sale, lease, or otherwise) to any person or entity of all or a substantial part of such Loan Party’s assets.
(p)
The occurrence of a Valuation Event “Event of Default” as described in Section 3.4 of this Agreement.
(q)
Intentionally omitted.

(r)
The occurrence of any default or event of default under any present or future obligation, indebtedness or guaranty of any Loan Party to Lender not evidenced by the Loan Documents and such default results in a material adverse change in such Loan Party’s business.
(s)
If the Bitcoin ceases, or all trading is otherwise halted, on all exchanges globally, centralized and de-centralized, for more than three (3) consecutive business days for any other reason.

7.2 Remedies after an Event of Default.

(a) If an Event of Default shall have occurred, Lender may accelerate and declare the Loan Obligations to be due and payable immediately, without demand or notice. As provided in the Note, immediately upon the occurrence of an event of default (without regard to any applicable notice and cure period) the Loan Obligations and any judgment entered on account of the Note and other Loan Documents, shall bear interest at the default interest rate at the maximum interest rate permitted by law.

(b) Additionally, upon an Event of Default, Lender may proceed by suit at law or in equity or by any other appropriate proceeding or remedy to (i) enforce payment of the Note and any instrument evidencing the Loan Obligations or the performance of any term thereof or any other right; (ii) foreclose the Security Documents and any other instrument securing the Loan Obligations and to sell the Collateral under the judgment or decree of a court or courts of competent jurisdiction; (iii) in the Borrower’s sole and absolute discretion, select and appoint a receiver to take possession and control the Collateral, maintain the Collateral and take any other actions that the receive deems necessary to protect the Collateral; and (iv pursue any other remedy available to it including, but not limited to, taking possession of the Collateral without notice or hearing to Borrower.

(c) No delay or omission of Lender or of any holder of the Note and other instruments evidencing the loans evidenced by the Note, to exercise any right, power or remedy accruing upon any event of default shall exhaust or impair any such right, power or remedy or shall be construed to waive any event of default or to constitute acquiescence therein.

(d) No right, power or remedy conferred upon or reserved to Lender by the Loan Documents or any other instrument evidencing or securing the Loan Obligations is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given under the Loan Documents or any other instrument evidencing or securing the Loan Obligations, now or hereafter existing at law, in equity or by statute.

(e) Additionally, Lender shall have the right, upon the occurrence of an Event of Default, to set-off against the Loan Obligations any debt or claim owed by Lender in any capacity to Borrower, whether or not due, and the set-off shall automatically occur, with record entries to evidence the same made after occurrence of the automatic set-off.

(f) Upon the occurrence of an Event of Default described in Section 3.4 of this Agreement, exercise the Bitcoin Pledged Collateral rights and remedies described in Section 3.4 of this Agreement.

8. Miscellaneous.

8.1 Lender’s Right to Make Certain Payments. In the event Borrower fails to pay or discharge any taxes, assessments, levies, liabilities, obligations and encumbrances by the date such payments or due, including any applicable grace period, Lender may, at its option, pay or discharge the taxes, assessments, levies, liabilities, and obligations and encumbrances or any part thereof. In such an event, Lender shall have no obligation on its part to determine the validity or necessity of any payment thereof and any such payments shall not waive or affect any option, lien, equity, or right of Lender under or by virtue of this Agreement. The full amount of each and every such payment shall be immediately due and payable and shall bear interest from the date thereof until paid at the maximum interest allowable under applicable law. Nothing contained herein shall be construed as requiring Lender to advance or expend monies for any of the purposes mentioned in this paragraph.

8.2 Enforcement Expenses. The Loan Parties shall pay all the costs, charges and expenses, including reasonable attorney’s fees, whether incurred at trial or appellate level or in connection with bankruptcy proceedings, including proceedings seeking relief from the automatic stay or seeking to prohibit or limit the use of cash collateral, incurred or paid at any time by Lender due to the failure on the part of Borrower and/or the Guarantors to promptly and fully to perform, comply with and abide by each and every stipulation, agreement, condition and covenant of the Loan Documents or any other instrument evidencing or securing the Loan Obligations. Such costs, charges and expenses shall be immediately due and payable, whether or not there is notice given, demand, attempt to collect or suit pending. The Loan Parties shall also pay any and all fees, costs and/or expenses incurred by the Lender relating in any manner to the Loan and/or the Loan Documents. The full amount of each and every such payment shall bear interest from the date thereof until paid at the maximum interest rate allowed under applicable law. All such costs, charges and expenses so incurred or paid, together with such interest, shall be secured by the lien of the Security Documents and any other instrument securing the Loan Obligations.

8.3 Payments on Business Days. Time is of the essence of this Agreement. Notwithstanding the foregoing, whenever any payment to be made under the Loan Documents or any other instrument evidencing or securing the Loan Obligations, shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, due in connection with such payment.

8.4 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any Loan Party in connection with this Agreement shall survive the execution and delivery of this Agreement.

8.5 Successors and Assigns. All covenants and agreements in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

8.6 Notices. Unless otherwise provided herein, any notice or other communication required to be given pursuant to this Agreement shall be in writing and shall be personally delivered, mailed by certified, return receipt requested U.S. mail, delivered by recognized overnight delivery service or delivered by electronic transmission email. Any such notice shall be deemed to have been given upon the earlier of: (i) the date when personally delivered to the party or the date of the electronic transmission email delivery; (ii) the next Business Day, if sent by overnight delivery, (iii) the third Business Day after mailing, if mailed by certified, return receipt requested U.S. mail, or (iv) when signed for or refused, as evidenced by the return or delivery receipt.

8.7 Applicable Law; Venue; Jurisdiction. The laws of the State of Florida (without giving effect to its conflicts of law principles) shall govern all matters arising out of or related to the Loan Documents or any of the transactions contemplated thereby, except to the extent that any such Loan Document expressly specifies the application of the law of another state. Any legal action or proceeding arising out of or related to the Loan Documents or any of the transactions contemplated thereby shall be brought in the state or federal courts having jurisdiction over Manatee County, Florida (the “Selected Courts”). Lender and the Loan Parties each consent to the exclusive jurisdiction of the Selected Courts for the purpose of all legal actions and proceedings arising out of or related to the Loan Documents or any of the transactions contemplated thereby; provided, however, that the foregoing shall not prohibit the enforcement, in the Selected Courts or any other appropriate forum, of any judgment obtained in connection with such legal action or proceeding; provided, however, if required by applicable Florida law, any legal action or proceeding arising out of or related to the Bitcoin Pledged Collateral or any of the transactions contemplated thereby shall be brought in the state or federal courts having jurisdiction over Manatee County, Florida. Lender and the Loan Parties each waive, to the fullest extent permitted by law, any objection which it may now or later have to the laying of venue of any legal action or proceeding arising out of or related to the Loan Documents or any of the transactions contemplated thereby brought in the Selected Courts, and any claim that any legal action or proceeding brought in any of the Selected Courts has been brought in an inconvenient forum.

8.8 Headings. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

8.9 Counterparts. This Agreement may be executed simultaneously in several original or electronic transmission email pdf or DocuSign counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

8.10 Remedies Cumulative. All rights and remedies of Lender hereunder are cumulative and in addition to any rights and remedies which Lender may have under the laws of Florida or the laws of the United States, and the exercise of any one right or remedy by Lender against any Loan Party will not deprive Lender of any other right or remedy against any other Loan Party.

8.11 Severability. If any portion of any Loan Document or any other instrument evidencing or securing the Loan Obligations is declared void by any court as illegal or against public policy the remainder of the instrument in question shall continue in full effect.

8.12 Waiver. Each Loan Party waives presentment, notice of dishonor and protest as to all obligations under the Loan Documents and any other instrument evidencing or securing the Loan Obligations.

8.13 Waiver by Lender. No delay or omission by the Lender in exercising any right under the Loan Documents or any other instrument evidencing or securing the Loan Obligations shall operate as a waiver of that or any other right, and no single or partial exercise of any right shall preclude the Lender from any other or further exercise of any other right or remedy. Lender may cure any Event of Default in any reasonable manner without waiving the Event of Default so cured and without waiving any other prior or subsequent Event of Default. All rights and remedies of the Lender under this Agreement and under the Uniform Commercial Code and other applicable laws shall be deemed cumulative.

8.14 No Joint Venture. Borrower and Lender acknowledge and agree that the relationship between them is strictly a lender/borrower relationship and that, notwithstanding this Agreement, any provision in the Note or Security Documents or any other instrument evidencing or securing the Loan Obligations, or any course of conduct presently existing or arising in the future between the parties, the relationship between the parties shall not constitute a partnership or joint venture.

8.15 No Tort Liability. The Loan Parties agree that Lender shall have no tort liability whatsoever in connection with the Loan or any of the Loan Documents, including without limitation, liability for any intentional or negligent misrepresentation. It is expressly agreed that the sole and exclusive remedies arising from or related to the relationship of any Loan Party and Lender with respect to the Loan shall be enforcement of this Loan Agreement and any other Loan Documents and the remedies provided for herein or therein.

8.16 Joint and Several Liability. The Loan Parties’ liability hereunder shall be joint and several.

[Signature Page to Loan Agreement]

Lender and the Loan Parties have executed this Agreement as of the date first written above.

Lender:

SE & AJ Liebel Limited Partnership

By: /s/ Steven Liebel

Name: Steven Liebel

Title: General Partner

Borrower:

LM Funding America, Inc.

By: /s/ Bruce Rodgers

Name: Bruce Rodgers

Title: Chief Executive Officer

Guarantors:

LM Funding, LLC

By: LM Funding America, Inc., its Manager

By: /s/ Bruce Rodgers

Name: Bruce Rodgers

Title: Chief Executive Officer

US Digital Mining and Hosting Co., LLC

By: LM Funding America, Inc., its Manager

By: /s/ Bruce Rodgers

Name: Bruce Rodgers

Title: Chief Executive Officer